Exhibit 10.3

No.: Sibaozi -2012-001-01

Short-term Loan Guarantee Agreement

Jilin Credit Guarantee Investment Co., Ltd.
Siping Heat Exchanger Industry Branch Company

[All parties of this agreement]
Party A: Jilin Credit Guarantee Investment Co., Ltd.  Siping Heat Exchanger Industry Branch Company
Address: No. 637, Central West Road, Tiexi District, Siping City
Person in charge: Chen Zhitao      Position: General Manager
Post Code: 136000
Telephone :0434 -7773777

Party B: Jilin Hengchang Agriculture Development Co., Ltd.
Address: 998 km point of Line 102, National Agricultural Technology Park, Gongzhuling City.
Legal Representative: Wei Yushan
Post Code: 136100
Telephone: 0434—6278415

Solemn Statement This agreement is carefully read and signed by Party A and B through consultation. Two parties desire to perform all the terms of this agreement.

Party A (in accordance to Party B’s application and accompanying documents ) provides Party B with joint liability guarantee on repaying principal and interests on the short term loan obtained by Party B from China Construction Bank Siping Branch for. This agreement is signed through full consultation and jointly fulfilled by both parties by following the principle of voluntariness and equality, mutual benefit in accordance with relevant laws and regulations.

Article 1 scope and method of the suretyship, discharge suretyship liability during the quarantee period.
1, The scope that Party A provides suretyship for Party B includes the loan principal of RMB80 million and corresponding interests and the cost of claims. The loan was signed on a Loan Contract numbered as Jiecheng 001PIFV220620000201200023 between Party B and China Construction Bank Siping Branch.
2 Party A provides Party B with the joint liability surtyship for repaying principal and interest
3 Party A’s surtyship period for the Loan Contract is two years since the agreed maturity date of repayment.
4 Party A’s suretyship responsibility shall be correspondingly reduced or discharged as Party B fulfill its repayment obligations, or the banks recalls the loan before maturity or Party A repays the loan for Party B

Article 2 The risk mortgage funds for guarantee fees
1 Party B agrees to pay a guarantee fees to Party A as per the following terms:
(1)  The payment standard is 2%
(2)  The specific amount is RMB 1.6 million
(3)  The time of payment: before the guarantee contract is signed
Payment method: lump sum

2 Party B agrees to pay to Party A the quarantee risk deposit, which is 2% of the loan principal, equaling a total of RMB2 million and shall be paid to the designated account of Party A in lump sum prior to Party A signs a guarantee contract with the bank. When the surtyship responsibility is discharged, Party A shall return the deposit to Party B. If Party A has made any payment on behalf of Party B, Party A shall offset such payment with the deposit directly.
Article 3 The right of defenses and subrogation of Party A
Party A assumes the suretyship responsibility in accordance with the law and also enjoy Party B's right of recovery.
Party A enjoys all the defense rights that Party B enjoys. When Party B gives up the defense right on debts, Party A still enjoys the defense right to the lending bank.

Article 4 Counter-collateral measures
In order to reduce the possibility of compensatory loss, Party B agrees to provide counter-guarantee for the Party A. Specific counter-collateral terms shall be separately negotiated by both parties  and sign a counter-guarantee contract.

Article 5 Commitment of Party B
1 Party B shall use the loans for the purpose as stipulated in the loan contract and  not used for other purposes.
2 Party B shall strictly implement the repayment plan in accordance with the method, time and amount of repayment and sources of funds.
3 Party B shall provide Party A with the financial reports requested by Party A which reflect the production and operation status, credit and debt status, the use of loans, project progress etc (including but not limited to the balance sheet, profit and profit distribution statement, cash flow statement ), and ensure that financial reports are authentic and legitimate.
4 Without the consent of Party A, Party B shall not rent, sell, transfer the counter-collateral that Party A provides.
5 Without the consent of Party A, Party B shall not change the loan contract (e.g. changes the use of loans, etc.) on their own or transfer the debt to any third party.

Article 6 In the suretyship period, Party B shall notify Party A in advance of any of its following acts that may affect the repayment of bank loans, resulting in Party A’s possible subrogated compensation and seek Party A’s prior written consent, otherwise, Party A is entitled to require the lending bank to recall the loan before maturity, and require Party B to pay for liquidated damages equaling to 5% of the total amount of loans.
1 External investment of more than 10% of the line of credit loan
2 External financing or lending acts of more than 10% of the line of credit loan
3 External security of more than 10% of the line of credit loan
4 The change of shareholders who hold more than 20% of the registered capital.
5 Dispose assets of more than 10% of the line of credit loan
6 External compensation and accidental property damages of more than 10% of the line of credit loan;
7 Other major economic disputes that may affect the repayment of loan.

Article 7 Liabilities for breach of contract
1 If Party B fails to repay the principal and interest as stipulated in the "Loan Contract", Party A shall not relieve its surtyship responsibility and shall charge twice of the guarantee fees from the due date.
2 If Party B fails to repay the principal and interest as stipulated in the "Loan Contract" and cause Party A’s subrogated compensation. When Party A pursues the recovery, Party A is entitled to require Party B to pay the liquidated damages, equaling to 15% of the totally subrogated compensation. If other economic loss incur on Party A thereof and the liquidated damages do not cover it, Party B shall pay the appropriate compensation accordingly.

Article 8 Signature and notarization
This contract comes into effect after signature and seal by legal representatives or the authorized agents of both parties. After effectiveness of this Contract, any supplement, modification, alteration related to this Contract shall be negotiated and entered into a written agreement by mutual agreement.
The contract and the counter-guarantee contract are required by Party A to enforce the notarization.

Article 9 Dispute solution
Any dispute and recovery issues related to this Contract shall be solved through two parties’ consultation. If two parties fail to reach an agreement, Party A can directly plea to the local court at the domicile of Party A for enforcement with this notarized  Contract and compensatory credentials. Party B agrees that this notarized Contract has enforceable power.

Article 10 Other matters:
Article 11This Contract has triplicate copies, and each party holds one copy and another one is for the notary organization. Each copy has the same legal effect.

Party A (seal): Jilin Credit Guarantee Investment Co., Ltd. Siping Heat Exchanger Industry Branch Company
Legal representative (or authorized agent): Chen Zhitao

Party B (Seal): Jilin Hengchang Agricultural Development Co., Ltd.
Legal representative (or authorized agent): Wei Yushan
The time of signing: February 20, 2012
The place of signing: Party A’s Conference Room

The guarantor makes the commitments that: if the guaranteed loan fails to be repaid totally at the maturity, the creditor is entitled to seek forcible execution to the notary organization, and agree that the notary organization shall verify the fact that the borrower does not perform or improperly perform its repayment obligations by mail or telephone within seven days before issuing the letters of forcible execution. We shall automatically assume the warranty obligations and voluntarily give up the right to defense, a notary organization can directly issue the letter of forcible execution.

Seal: Jilin Hengchang Agricultural Development Co., Ltd.
Wei Yushan

Seal: Jilin Credit Guarantee Investment Co., Ltd. Siping Heat Exchanger Industry Branch Company
Chen Zhitao

February 20, 2012